Exhibit d(3)
AND RESTATED
SCHEDULE A AND SCHEDULE B
DATED AS OF OCTOBER 24, 2006
TO
INVESTMENT ADVISORY AGREEMENT
DATED AS OF JUNE 15, 2005
BETWEEN
CRM MUTUAL FUND TRUST
AND
CRAMER ROSENTHAL MCGLYNN, LLC
     Schedule A and Schedule B to the Investment Advisory Agreement between CRM Mutual Fund Trust and Cramer Rosenthal McGlynn, LLC dated as of June 15, 2005 are hereby amended and restated as of the date set forth above as follows:

SCHEDULE A
TO
INVESTMENT ADVISORY AGREEMENT
BETWEEN
CRM MUTUAL FUND TRUST
AND
CRAMER ROSENTHAL MCGLYNN, LLC
Name of Funds
CRM Small Cap Value Fund
CRM Small/Mid Cap Value Fund
CRM Mid Cap Value Fund
CRM Mid/Large Cap Value Fund
CRM All Cap Value Fund

SCHEDULE B
TO
INVESTMENT ADVISORY AGREEMENT
BETWEEN
CRM MUTUAL FUND TRUST
AND
CRAMER ROSENTHAL MCGLYNN, LLC
Fee Schedule

Fund	Annual Fee as a % of
Average Daily Net Assets
CRM Small Cap Value Fund	.75% of the Fund’s first $1 billion of average daily net assets; .70% of the Fund’s next $1 billion of average daily net assets; and .65% of the Fund’s average daily net assets over $2 billion.

CRM Small/Mid Cap Value Fund	.75% of the Fund’s first $1 billion of average daily net assets; .70% of the Fund’s next $1 billion of average daily net assets; and .65% of the Fund’s average daily net assets over $2 billion.

CRM Mid Cap Value Fund	.75% of the Fund’s first $1 billion of average daily net assets; .70% of the Fund’s next $1 billion of average daily net assets; and .65% of the Fund’s average daily net assets over $2 billion.

CRM Mid/Large Cap Value Fund	.75% of the Fund’s first $1 billion of average daily net assets; .70% of the Fund’s next $1 billion of average daily net

Fund	Annual Fee as a % of
Average Daily Net Assets
assets; and .65% of the Fund’s average daily net assets over $2 billion.

CRM All Cap Value Fund	.95% of the Fund’s first $1 billion of average daily net assets; .90% of the Fund’s next $1 billion of average daily net assets; and .85% of the Fund’s average daily net assets over $2 billion.

     IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

CRM MUTUAL FUND TRUST
By:	/s/ Ronald H. McGlynn
	Name:	Ronald H. McGlynn
	Title:	Chief Executive Officer

CRAMER ROSENTHAL MCGLYNN, LLC
By:	/s/Carlos Leal
	Name:	Carlos Leal
	Title:	Chief Financial Officer